Quest Diagnostics Reports Third Quarter 2020 Financial Results, Reflecting Continued Demand for COVID-19 Testing and Rapid Recovery in Health Care Utilization

•Third quarter revenues of $2.79 billion, up 42.5% from 2019
•Third quarter reported diluted earnings per share from continuing operations ("EPS") of $4.14, up 164.6% from 2019; and adjusted diluted EPS of $4.31, up 144.9% from 2019
•Third quarter cash provided by operations of $862 million, up 189.0% from 2019
•Will return $138 million in Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") funding
•Raises outlook for full year 2020

SECAUCUS, N.J., October 22, 2020 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the third quarter ended September 30, 2020.

“Quest had a very strong third quarter, benefiting from continued demand for COVID-19 testing and the rapid recovery of health care utilization,” said Steve Rusckowski, Chairman, CEO and President, Quest Diagnostics. “Quest has performed over 22 million COVID-19 molecular and serology tests to date, more than any other provider. We also developed and introduced several new innovations that are contributing to enabling the country's return to work, the classroom, and the athletic field. I am extremely proud of all that Quest Diagnostics has accomplished throughout the COVID-19 pandemic, and would like to thank our more than 47,000 employees for their hard work and dedication.

"We’ve seen further signs of the health care system returning to pre-pandemic levels, as our base testing volume, which excludes COVID-19 molecular and antibody testing, continued to recover throughout the third quarter. As we exited September, organic volumes in our base business were down mid-to-high single digits compared to last year. We are raising our full year 2020 outlook given our year to date performance and a clearer line of sight for both the base business and COVID-19 testing."

Mr. Rusckowski continued: "We are grateful for the CARES Act funding that provided our company with support earlier this year at a time of great uncertainty for our nation. Several months into this pandemic, we do not require this funding. As a result, we believe returning these funds to the government now is the right thing to do."

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,786	$1,956	42.5%	$6,435	$5,800	11.0%
Diagnostic Information Services revenues	$2,709	$1,877	44.3%	$6,217	$5,561	11.8%
Revenue per requisition			20.9%			12.4%
Requisition volume			19.7%			(0.1)%
Organic requisition volume			16.6%			(1.4)%
Operating income (a)	$718	$313	129.5%	$1,176	$868	35.5%
Operating income as a percentage of net revenues (a)	25.8%	16.0%	9.8%	18.3%	15.0%	3.3%
Income from continuing operations attributable to Quest Diagnostics (a)	$568	$215	164.7%	$852	$585	45.6%
Diluted EPS (a) (b)	$4.14	$1.56	164.6%	$6.25	$4.27	46.0%
Cash provided by operations	$862	$299	189.0%	$1,464	$895	63.6%
Capital expenditures	$91	$96	(4.9)%	$256	$228	12.3%

Adjusted:
Operating income	$831	$349	138.1%	$1,350	$987	36.8%
Operating income as a percentage of net revenues	29.8%	17.9%	11.9%	21.0%	17.0%	4.0%
Income from continuing operations attributable to Quest Diagnostics	$591	$241	144.9%	$912	$668	36.5%
Diluted EPS (b)	$4.31	$1.76	144.9%	$6.69	$4.89	36.8%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.
(b)The sum of reported and adjusted diluted EPS for the first three quarters of 2020 did not equal the totals for the nine months ended September 30, 2020 due to quarterly fluctuations in the company's earnings and weighted average common shares outstanding throughout the period as a result of the impact of COVID-19 and the temporary cessation of repurchases under the company's share repurchase program.

Updated Outlook for Full Year 2020

The company updates its Full Year 2020 outlook as follows:

	Updated Outlook		Previous Outlook
	Low	High	Low	High
Net revenues	$8.8 billion	$9.1 billion	$8.4 billion	$8.8 billion
Net revenues increase	13.9%	17.8%	8.7%	13.9%
Reported diluted EPS	$8.22	$9.22	$7.42	$8.92
Adjusted diluted EPS	$9.00	$10.00	$7.50	$9.00
Cash provided by operations	At least $1.75 billion		At least $1.45 billion
Capital expenditures	Approximately $400 million		$375 million	$400 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, a gain on remeasurement of an equity interest, costs associated with the company’s recently announced initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-337-6568 for domestic callers or 402-220-9660 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on October 22, 2020 until midnight Eastern Time on November 5, 2020. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 47,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2020 and 2019
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues	$2,786	$1,956	$6,435	$5,800

Operating costs and expenses and other operating income:
Cost of services	1,580	1,264	4,071	3,773
Selling, general and administrative	396	362	1,103	1,108
Amortization of intangible assets	27	23	77	72
Other operating expense (income), net	65	(6)	8	(21)
Total operating costs and expenses, net	2,068	1,643	5,259	4,932

Operating income	718	313	1,176	868

Other income (expense):
Interest expense, net	(42)	(44)	(124)	(133)
Other income, net	77	1	74	13
Total non-operating income (expense), net	35	(43)	(50)	(120)

Income from continuing operations before income taxes and equity in earnings of equity method investees	753	270	1,126	748
Income tax expense	(177)	(62)	(269)	(175)
Equity in earnings of equity method investees, net of taxes	15	18	33	48
Income from continuing operations	591	226	890	621
Income from discontinued operations, net of taxes	—	—	—	20
Net income	591	226	890	641
Less: Net income attributable to noncontrolling interests	23	11	38	36
Net income attributable to Quest Diagnostics	$568	$215	$852	$605

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$568	$215	$852	$585
Income from discontinued operations, net of taxes	—	—	—	20
Net income	$568	$215	$852	$605

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$4.20	$1.59	$6.33	$4.33
Income from discontinued operations	—	—	—	0.15
Net income	$4.20	$1.59	$6.33	$4.48

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$4.14	$1.56	$6.25	$4.27
Income from discontinued operations	—	—	—	0.15
Net income	$4.14	$1.56	$6.25	$4.42

Weighted average common shares outstanding:
Basic	135	135	134	135

Diluted	137	137	136	136

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2020 and December 31, 2019
(in millions, except per share data)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,605	$1,192
Accounts receivable, net	1,421	1,063
Inventories	205	123
Prepaid expenses and other current assets	117	112
Total current assets	3,348	2,490
Property, plant and equipment, net	1,544	1,453
Operating lease right-of-use assets	535	518
Goodwill	6,880	6,619
Intangible assets, net	1,192	1,121
Investments in equity method investees	480	482
Other assets	164	160
Total assets	$14,143	$12,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,686	$1,041
Current portion of long-term debt	555	804
Current portion of long-term operating lease liabilities	148	145
Total current liabilities	2,389	1,990
Long-term debt	4,018	3,966
Long-term operating lease liabilities	428	413
Other liabilities	782	711
Redeemable noncontrolling interest	80	76
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both September 30, 2020 and December 31, 2019; 217 shares issued as of both September 30, 2020 and December 31, 2019	2	2
Additional paid-in capital	2,801	2,722
Retained earnings	8,800	8,174
Accumulated other comprehensive loss	(42)	(39)
Treasury stock, at cost; 82 and 84 shares as of September 30, 2020 and December 31, 2019, respectively	(5,161)	(5,218)
Total Quest Diagnostics stockholders’ equity	6,400	5,641
Noncontrolling interests	46	46
Total stockholders’ equity	6,446	5,687
Total liabilities and stockholders’ equity	$14,143	$12,843

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2020 and 2019
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$890	$641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	247
Provision for credit losses	18	9
Deferred income tax provision	12	15
Stock-based compensation expense	63	44
Other, net	(60)	(44)
Changes in operating assets and liabilities:
Accounts receivable	(355)	(113)
Accounts payable and accrued expenses	514	80
Income taxes payable	95	9
Termination of interest rate swap agreements	40	—
Other assets and liabilities, net	(16)	7
Net cash provided by operating activities	1,464	895

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(329)	(56)
Capital expenditures	(256)	(228)
Increase in investments and other assets	(19)	(27)
Net cash used in investing activities	(604)	(311)

Cash flows from financing activities:
Proceeds from borrowings	749	1,484
Repayments of debt	(1,002)	(1,448)
Purchases of treasury stock	(75)	(153)
Exercise of stock options	144	98
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(13)	(16)
Dividends paid	(222)	(215)
Distributions to noncontrolling interest partners	(34)	(39)
Other financing activities, net	6	4
Net cash used in financing activities	(447)	(285)

Net change in cash and cash equivalents and restricted cash	413	299
Cash and cash equivalents and restricted cash, beginning of period	1,192	135
Cash and cash equivalents and restricted cash, end of period	$1,605	$434

Cash paid during the period for:
Interest	$136	$149
Income taxes	$168	$148

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$568	$215	$852	$585
Income from discontinued operations, net of taxes	—	—	—	20
Net income attributable to Quest Diagnostics' common stockholders	$568	$215	$852	$605

Income from continuing operations	$568	$215	$852	$585
Less: earnings allocated to participating securities	2	1	3	2
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$566	$214	$849	$583

Weighted average common shares outstanding - basic	135	135	134	135
Effect of dilutive securities:
Stock options and performance share units	2	2	2	1
Weighted average common shares outstanding - diluted	137	137	136	136

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$4.20	$1.59	$6.33	$4.33
Income from discontinued operations	—	—	—	0.15
Net income	$4.20	$1.59	$6.33	$4.48

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$4.14	$1.56	$6.25	$4.27
Income from discontinued operations	—	—	—	0.15
Net income	$4.14	$1.56	$6.25	$4.42

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended September 30, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$718	25.8%	$(177)	$15	$568	$4.14
Restructuring and integration charges (a)	18	0.6	(4)	—	14	0.10
COVID-19 impact (b)	68	2.5	(18)	1	52	0.39
Gain on remeasurement of equity interest (c)	—	—	7	—	(63)	(0.46)
Amortization expense	27	0.9	(7)	3	23	0.16
ETB	—	—	(3)	—	(3)	(0.02)
As adjusted	$831	29.8%	$(202)	$19	$591	$4.31

	Nine Months Ended September 30, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$1,176	18.3%	$(269)	$33	$852	$6.25
Restructuring and integration charges (a)	43	0.7	(9)	—	34	0.25
COVID-19 impact (b)	54	0.8	(11)	(2)	39	0.29
Gain on remeasurement of equity interest (c)	—	—	7	—	(63)	(0.46)
Amortization expense	77	1.2	(21)	9	65	0.47
ETB	—	—	(15)	—	(15)	(0.11)
As adjusted	$1,350	21.0%	$(318)	$40	$912	$6.69

	Three Months Ended September 30, 2019
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$313	16.0%	$(62)	$18	$215	$1.56
Restructuring and integration charges (a)	16	0.8	(4)	—	12	0.09
Other (d)	(3)	(0.1)	1	—	(2)	(0.01)
Amortization expense	23	1.2	(6)	2	19	0.14
ETB	—	—	(3)	—	(3)	(0.02)
As adjusted	$349	17.9%	$(74)	$20	$241	$1.76

	Nine Months Ended September 30, 2019
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$868	15.0%	$(175)	$48	$585	$4.27
Restructuring and integration charges (a)	64	1.1	(17)	—	47	0.35
Other (d)	(17)	(0.3)	—	—	(17)	(0.11)
Amortization expense	72	1.2	(20)	12	64	0.46
ETB	—	—	(11)	—	(11)	(0.08)
As adjusted	$987	17.0%	$(223)	$60	$668	$4.89
(a)For both the three and nine months ended September 30, 2020 and 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(dollars in millions)
Cost of services	$11	$7	$21	$29
Selling, general and administrative	7	9	22	35
Operating income	$18	$16	$43	$64

(b)For both the three and nine months ended September 30, 2020, represents the impact of certain items resulting from the COVID-19 pandemic. For the three months ended September 30, 2020, principally includes the reversal of $65 million of income previously recognized during the second quarter of 2020 attributable to the receipt of funds from the government that were appropriated to healthcare providers under the CARES Act and, to a lesser extent, incremental costs incurred primarily to protect the health and safety of the company's employees and customers. For the nine months ended September 30, 2020, principally includes expense associated with a one-time payment to eligible employees to help offset expenses they incurred as a result of COVID-19, certain asset impairment charges, and incremental costs incurred primarily to protect the health and safety of the company's employees and customers.

The following table summarizes the pre-tax impact of these COVID-19 items on the company's consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(dollars in millions)
Cost of services	$3	$—	$38	$—
Selling, general and administrative	—	—	8	—
Other operating expense (income), net	65	—	8	—
Operating income	$68	$—	$54	$—

Equity in earnings of equity method investees, net of taxes	$1	$—	$(2)	$—

Net income attributable to noncontrolling interest	$(1)	$—	$2	$—

(c)For the three and nine months ended September 30, 2020, the pre-tax impact represents a gain of $70 million recognized in other income, net based on the difference between the fair value and the carrying value of an equity interest. On August 1, 2020, the company completed its acquisition of the remaining 56% interest in Mid America Clinical Laboratories, LLC ("MACL") from its joint venture partners. As a result of the transaction, the company remeasured its previously held minority interest in MACL to fair value and recognized a gain.

(d)For the three months ended September 30, 2019, the pre-tax impact primarily represents a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition, partially offset by costs incurred related to a data security incident. For the nine months ended September 30, 2019, the pre-tax impact primarily represents a gain associated with an insurance claim for hurricane related losses, and a gain associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, partially offset by non-cash asset impairment charges, and costs incurred related to a data security incident.

The following table summarizes the pre-tax impact of these other items on the company's consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(dollars in millions)
Selling, general and administrative	$—	$4	$—	$5
Other operating expense (income), net	—	(7)	—	(22)
Operating income	$—	$(3)	$—	$(17)

(e)For restructuring and integration charges, COVID-19 impacts, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2020 and 2019. For the gain on remeasurement of equity interest, income tax expense was calculated based on an effective income tax rate on the transaction of 11.8%, which is lower than the statutory income tax rate due to a permanent difference in the financial reporting and tax basis of goodwill. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company was able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, there was no net income tax expense related to acquisitions in which the gain is non-taxable.

3)Discontinued operations, net of taxes, for the nine months ended September 30, 2019 includes discrete tax benefits of $20 million associated with the favorable resolution of certain tax contingencies related to Nichols Institute Diagnostics, a test kit manufacturing subsidiary whose operations were discontinued in 2006.

4)For the three months ended September 30, 2020, the company did not repurchase any shares of its common stock. For the nine months ended September 30, 2020, the company repurchased 0.7 million shares of its common stock for $75 million. As of September 30, 2020, $1.2 billion remained available under the company’s share repurchase authorizations; however the company has temporarily suspended additional share repurchases under the existing authorization.

5)For the nine months ended September 30, 2020, net cash provided by operating activities includes $138 million that the company received from the funds that were appropriated to healthcare providers under the CARES Act, which is included in accounts payable and accrued expenses. The company has determined that it will return the CARES Act funds.

6)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2020 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2020. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The outlook for diluted EPS and adjusted diluted EPS is subject to the risks and uncertainties described under "Forward Looking Statements". The following table reconciles our 2020 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

	Low	High
Diluted EPS	$8.22	$9.22
Restructuring and integration charges (a)	0.39	0.39
COVID-19 impact	0.29	0.29
Gain on remeasurement of equity interest	(0.46)	(0.46)
Amortization expense (b)	0.63	0.63
Initiative to reduce health disparities in underserved communities (c)	0.05	0.05
ETB	(0.12)	(0.12)
Adjusted diluted EPS	$9.00	$10.00

(a)Represents estimated full year pre-tax charges of $71 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents the estimated impact of amortization expense for 2020 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$103
Amortization expense included in equity in earnings of equity method investees, net of taxes	11
Total pre-tax amortization expense	$114

Total amortization expense, net of an estimated tax benefit using a combined statutory income tax rate of 25.5%	$85

(c)Represents estimated full year pre-tax charges of $10 million associated with the company's recently announced initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities including through a combination of donated testing services, education programs, partnerships, and financial support. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.